FOR IMMEDIATE RELEASE

COMMUNITY WEST BANCSHARES APPOINTS ANDRIANA D. MAJARIAN
AS LEAD INDEPENDENT DIRECTOR

FRESNO, CALIFORNIA – January 26, 2026 – The Board of Directors (“Board”) of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), announced that Andriana D. Majarian has been appointed Lead Independent Director of the Company and the Bank, effective January 21, 2026.
Ms. Majarian has served on the Company’s and the Bank’s Board of Directors since December 1, 2020. She succeeds Daniel N. Cunningham, who previously held the Lead Independent Director title.

“Andriana brings a combination of strategic insight into mergers and acquisitions, operational discipline, and collaborative leadership to our Board,” said James J. Kim, CEO of the Company and President and CEO of the Bank. “Her experience spans technology, organizational growth, and corporate governance, and she consistently demonstrates a values-driven approach that aligns closely with our mission and long-term strategy.”

Since joining the Community West Bancshares Board, Ms. Majarian has been recognized for her expertise in technology, cybersecurity, mergers and acquisitions, and customer success, capabilities that are increasingly central to the Bank’s strategic growth. In 2025, she completed New York University’s Cyber Scholar Program, an application-based executive program designed to strengthen board-level cybersecurity governance.

“Andriana’s background in agribusiness, technology-enabled solutions, and organizational leadership brings an exceptional perspective to our Board,” said Daniel J. Doyle, Chairman of the Board. “She understands the importance of strong governance while deeply valuing our role as a true community bank. Her leadership, judgment, and collaborative approach will continue to strengthen our Board and support the Company’s long-term success.”

Ms. Majarian is a widely respected entrepreneur, technology executive, and philanthropic leader. In 2004, she co-founded Agrian, an agricultural technology company that became a leading platform serving the agricultural industry with worldwide operations in more than 58 countries. In 2020, Agrian was acquired by TELUS Agriculture & Consumer Goods, where Ms. Majarian served as Global Head of Customer Support, Consumer Goods. Ms. Majarian currently serves as Chief Administrative Officer of Plant Path, a privately held agricultural technology company focused on building a domestic, vertically integrated stevia supply chain in the United States.

She has held senior executive and governance roles across healthcare, agriculture, and technology organizations, with a focus on operational leadership, growth strategy, and stakeholder engagement. Ms. Majarian has a long-standing record of community and board leadership, including past service with regional nonprofit and civic organizations.

About Community West Bank and Bancshares
Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The
Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Cash Management.
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Board Appoints Lead Independent Director - Page 2

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp, and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.
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MEDIA CONTACT:
Debbie Nalchajian-Cohen
559-222-1322